SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 5, 2001

                            Financial Intranet, Inc.
             (Exact name of registrant as specified in its charter)


    Nevada                     333-72975                      88-0357272
(State or other              (Commission                    (IRS Employer
 jurisdiction of              File Number)                 Identification No.)
  formation)


 90 Grove Street, Suite 01, Ridgefield, Connecticut              06778
--------------------------------------------------------------------------------
 (Address of principal executive offices)                     (Zip Code)



       Registrant's telephone number, including area code (203) 431-8300

Item 2.           Acquisitions or Dispositions

     We previously reported on our Form 8-K, dated April 19, 2001, that on April 5, 2001, we acquired all the outstanding capital stock of Technest.com, Inc., a Delaware corporation ("Technest") pursuant to an Agreement and Plan of Reorganization, dated March 21, 2001 among Financial Intranet, Inc. ("Financial Intranet"), Technest, and stockholders of Technest ( the "Agreement"). Under the terms of the Agreement, at the closing of this transaction, the stockholders of Technest will receive a total of 33,450,000 shares of Financial Intranet's common stock, which is equivalent to 90% of the total number of Financial Intranet shares of common stock outstanding, in exchange for all the outstanding shares of Technest common stock they delivered to Financial Intranet.



Item 7.           Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

                  The audited balance sheet of Technest as of December 31, 2000, and the related statement of operations, changes in stockholders' equity and cash flows from March 1, 2000 (Inception), to December 31, 2000, is attached hereto as Exhibit 99.3.

                  The unaudited balance of Technest as of March 31, 2001, and the related statement of operations and cash flows for the three months ended March 31, 2001, is attached hereto as Exhibit 99.4.

(b)      Pro Forma Information

                  The unaudited pro forma financial information of Financial Intranet relating to the Technest acquisition is attached hereto as
          Exhibit 99.5.

                                                     SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant's behalf.

                                               FINANCIAL INTRANET, INC.



                                               By: /s/ Michael Sheppard
                                               Name: Michael Sheppard
                                               Title:  President


Dated:    June 18, 2001

Item 7.


                                  EXHIBIT INDEX


Exhibit
No.       Description

99.3 Audited balance sheet of Technest as of December 31, 2000, and the related statement of operations, changes in stockholders' equity and cash flows from March 1, 2000 (Inception), to December 31, 2000.

99.4 Unaudited balance sheet of Technest as of March 31, 2001, and the related statement of operations and cash flows for the three months ended March 31, 2001.

99.5      Unaudited pro forma combined financial statements.